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                                                                    EXHIBIT 99.1


Slide Presentation of Matt Hale, Senior Vice President Finance, S1 Corporation September 10, 2001

Forward Looking Statements

The statements contained in this presentation that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks. Actual results may differ materially. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include, but are in no way limited to:

- The possibility that the anticipated benefits from our acquisition transactions will not be fully realized;
- The possibility that costs or difficulties related to our integration of acquisitions will be greater than expected;
- Our dependence on the timely development, introduction and customer acceptance of new Internet services;
- Rapidly changing technology and shifting demand requirements and Internet usage patterns;
- Other risks and uncertainties, including the impact of competitive services, products and prices, the unsettled conditions in the Internet and other high-technology industries and the ability to attract and retain key personnel; and
- Other risk factors as may be detailed from time to time in our public announcements and filings with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 2000.

Except as required by law, S1 will not update forward-looking statements over the course of future periods.

For questions related to this information, contact Nancy O'Donnell, Vice President S1 Investor Relations at (404) 923-6671 or nancy.odonnell@s1.com. To obtain a copy of S1's Annual Report on Form 10-K, contact Pullen Daniel at (404) 923-8387 or pullen.daniel@s1.com.
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Slide 1  Today's Agenda

Q3 and Q4 guidance SDI Impact on guidance Revenue breakdown 2002 guidance Growth drivers Below the line guidance Metrics

Slide 2  Key Assumptions

-        Strategic first vs. growth second acquisition
-        SDI reported approximately $15M for FY 2001
-        Conservative approach to guidance
-        Integration risk and distraction
-        Soft economic conditions
-        $3M base revenue for Q4
-        No revenues from SDI in Q3 -
         Close expected late September
-        Expect sales synergies to help SDI to be accretive to S1 growth rate in
         02

Slide 3 - Q3, Q4 and full Year 01 Guidance - $ in millions

                   Q3 01 Range                Q4 01 Range             Full Year 01 Range
                 ------------------       -----------------           ------------------
Revenue          $67M to $70M             $76M to $79M                $277M to $279M

Margin %         57% to 61%               57% to 61%

EBITDA           $2M to $3M               $7M to $9M                  BE to $2M

Net Loss         ($32M) to ($31M)         ($24M) to ($22M)            ($192M) to ($189M)

Per Share
EBITDA           $0.03 to $0.05           $0.12 to $0.15              $0.00 to $0.05
EPS              ($0.54) to ($0.53)       ($0.41 to ($0.38)           ($3.25) to ($3.21)

Cash used in Q3 and Q4 expected to total $12M to $18M to fund acquisition of SDI, capex and working capital growth.
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Slide 4  Revenue Breakdown By Type

Graphic on FY00 Revenue Mix and Q2 01 Revenue Mix, illustrating License, Data Center, Maintenance, Services and Other.

Service Revenues will continue to decline as % of total

Slide 5  Revenue Breakdown by Theater

Graphic on FY00 Revenue Mix and FY01 Revenue Mix Forecast, illustrating Americas and International.

Theater mix will stay consistent with 01

Slide 6  Revenue Breakdown by Segment

Graphic on FY00 Revenue Mix and FY01 Revenue Mix Forecast, illustrating Financial Institutions and Call Center

FI and Call Center mix will remain constant
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Slide 7  Risks and Key Assumptions

-        Economy stabilizes in Q1 02
-        Economy begins to pick up starting Q2 02
-        Leverage channels program
-        Adoption of enterprise eFinance solutions by FIs and their customers

Slide 8  Q1 02 and Full Year Guidance - $ in Millions

                           Q1 02                     Full Year 02
                           Range                     Range
Revenue                    $72M to $75M              $329M to $334M
Annual Growth                                        18% to 20%
Adjusted for SDI                                     14% to 16%

Margin %                   57% to 61%                57% to 61%

EBITDA                     $5M to $7M                $35M to $40M
EBITDA Margin                                        10% to 12%

Net Loss                   ($7M) to ($4M)            ($17M) to ($12M)

Per Share
EBITDA                     $0.08 to $0.12            $0.56 to $0.64
EPS                        ($0.11) to ($0.08)        ($0.29) to ($0.21)

We expect to achieve quarterly net income by Q4 02.

Slide 9  Key Growth Rates

                     Range
Strategic Revenue    45%  - 60%
Maintenance          35%  - 45%
Data Center          +-5% - +-5%
                     ----------
Composite             25% - 35%

Services             +-5% - +-5%
Other                 15% - 20%

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Slide 10 Anticipated Revenue Model Changes

-        Thinking of large FIs is not to outsource.
-        Trend of mid-market FIs is more toward outsourcing.
- Introducing subscription licensing model for onsite banks with user fees.
-        Subscription license will mimic and supplement data center growth.
- 2002 transition year for data center with growth trend expected later part of 2002 and beyond.

Slide 11 Key Growth Drivers

-        Deployment of large multi-year contracts.
-        Leverage channel program.
-        Cross sell/upsell to installed base of over 2,500 customers.
-        Percentage of completion revenue recognition.
-        Existing customer migration to S1 Enterprise solutions.
-        Sales to new customers.

Slide 12 Revenue Visibility horizon

                        Quarter Visibility                                         Longer Term
                     -------------------------                             ------------------------
                     90 days           60 days           30 days            6 mos            12 mos
License              40%               50%               70%               25%               30%
Maintenance          94%               96%               98%               90%               78%
Data Center          95%               95%               95%               92%               90%
Services             50%               65%               85%               25%               20%

Slide 13  Below the Line Guidance (in $ millions)

                           Quarterly Range
                           ---------------
Depreciation               $8.0M to $8.5M
Goodwill                   $0.0M to $0.0M
Intangibles                $5.2M to $4.0M
Yodlee Loss                $2.5M to $1.5M
Other Income               $1.0M to $1.0M
Tax Rate                   38%   to 39%

No restructure charges expected in 02.
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Side 14  Key Metrics

-        New customer wins.
-        Channel wins.
-        Revenue breakdown, including maintenance.
-        Revenue by theater.
-        Revenue by head.
-        Headcount.
-        DSO.
-        EBITDA and change in cash.